NEWS RELEASE
FOR IMMEDIATE RELEASE
PolyOne Announces Second Quarter 2010 Results
•	Revenues increase 40% versus second quarter 2009

•	Earnings per share of $0.47 compared to a loss of $0.02 in second quarter 2009

•	Excluding special items and tax adjustments in both periods and non-recurring gains in the second quarter of 2010, earnings per share improve to $0.25 from $0.09 in the prior year quarter

•	Record operating income from the combined three strategic platforms
CLEVELAND — August 2, 2010 — PolyOne Corporation (NYSE: POL) today reported net income of $45.7 million, or $0.47 per diluted share on revenues of $692.9 million in the second quarter of 2010, compared with a net loss of $1.9 million or a loss of $0.02 per diluted share on revenues of $496.5 million in the second quarter of 2009.
Consolidated revenues grew 40% year-over-year driven by a 27% increase in volume, and higher selling prices principally associated with raw material cost increases. Sales decreased 1% due to a weaker euro. Each of PolyOne’s three strategic platforms recorded double-digit sales and operating income increases attributable to new business gains and improving demand conditions.
As a result of increased revenues, improved operating margins and lower corporate costs, earnings per share before special items, non-recurring items and one-time tax adjustments increased to $0.25 per diluted share for the second quarter of 2010 compared to $0.09 per diluted share recorded in the second quarter of 2009.
“During the second quarter we achieved milestone performances in each of our three platforms,” said Stephen D. Newlin, chairman, president and chief executive officer. “Both Specialty and Distribution achieved record levels of quarterly operating income and operating margin from Performance Products and Solutions reached a new quarterly return on sales record of 8.1%.”
Newlin continued, “I am particularly pleased with these results when you consider that demand from two of our key end markets, housing and auto, remains at near historic lows.”

First Half 2010 PolyOne Sales by End Market
“Over the last three years we have successfully diversified our portfolio by growing our business in highly attractive and less cyclical end markets such as healthcare, consumer products and packaging,” said Newlin. “In fact, despite continuing trough-like demand conditions in housing and auto, our quarterly earnings per share have nearly doubled from pre-recession levels (second quarter 2008).”
The consensus estimate for U.S. housing starts is 650 thousand in 2010*, well below the 50 year statistical average of 1.5 million per year†. Similarly, at 11.5 million vehicles*, the consensus estimate for U.S. auto and light vehicle sales this year does not yet equal the estimated scrap rate of 12.0 million vehicles per year×; or the long term average of 15 million vehicles sold per year× (dating back to 1980).
Newlin added, “Demographic projections support returning to historic average levels of housing starts and auto sales at some point in the future. We view an eventual recovery in these end markets as upside to our current record setting performance.”

*	Estimate from the July 2010 Consensus Economics Inc. report

†	As reported by the U.S. Census Bureau

×	Industry figures as reported by Wards Automotive Service

PolyOne is now reporting the strongest mix of earnings in its history as illustrated in the chart below. Note the increase in Specialty earnings on a percentage basis as well as in dollar terms.

1     Operating Income excludes Corporate Charges
All three platforms achieved double-digit year over year growth in second quarter 2010 operating income, with the Specialty and Distribution platforms achieving new record levels, despite higher raw material costs and a weaker euro.
PolyOne’s SunBelt joint venture contributed operating income of $6.1 million in the quarter, an improvement over first quarter 2010 levels but still 24% below the prior year second quarter.
Adjusting for the one time items enumerated below, corporate costs declined in the second quarter of 2010 versus the second quarter of 2009 principally due to lower pension and post-retirement expenses related to plan changes enacted in 2009.
Included in the results for the second quarters of 2010 and 2009 are pre-tax special items primarily related to environmental remediation and previously announced restructuring actions. Second quarter 2010 special items include a $14.4 million favorable insurance recovery related to previously incurred environmental costs. Tax adjustments recorded in both periods were principally related to deferred tax asset valuation allowance reductions. The Company also recorded non-recurring insurance recovery and legal settlement gains of $4.0 million ($0.02 per share after tax) in corporate costs during the quarter.

The table below provides a comparison of second quarter 2010 results versus the second quarter of 2009, showing the impact of the above-mentioned matters:

	Q2 2010	EPS	Q2 2009	EPS
Net Income	$45.7	$0.47	$(1.9)	$(0.02)

Special items, after tax	(6.5)	(0.07)	3.1	0.03
Tax adjustments	(12.2)	(0.13)	7.3	0.08
Non-recurring items, after tax	(2.5)	(0.02)	—	—

	$24.5	$0.25	$8.5	$0.09
During the second quarter of 2010, cash increased $31.6 million to $241.1 million, driven by $38.4 million of cash flow from operations including $18.4 million of cash associated with legal settlement and insurance recoveries received during the quarter.
“While we invested in working capital to support top-line growth in the second quarter, we continued to make substantial strides in reducing working capital as a percentage of sales and set a new record during the quarter at 9.0%,” said Robert M. Patterson, senior vice president and chief financial officer. “Our balance sheet and liquidity position are the best in company history, and we remain well positioned to fund future growth initiatives.” Patterson added, “Our pre-tax return on invested capital was 16.2% for the last twelve months ending June 30, 2010 and we anticipate this will continue to improve over the balance of 2010.”
On July 7, 2010 the Company fully repaid $40.0 million of outstanding borrowings from Citicorp USA, Inc., and also terminated the related commitments. The $40.0 million Citicorp revolver and letter of credit facility was scheduled to mature on March 20, 2011.
Commenting on the Company’s outlook, Newlin said, “Austerity measures in Europe may slow the rate of growth in some European markets and China’s growth rate appears to be moderating, however we expect global growth to continue during the second half of the year. While we may see a return of some level of seasonality in our business during the second half of 2010, we anticipate delivering solid sales and earnings growth over the second half of 2009.”
Second Quarter 2010 Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Monday, August 2, 2010. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), pass code 87688531, conference topic: Second Quarter 2010 PolyOne Earnings Conference Call. The call will be available for replay until August 9, 2010 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 93483964.

# # #
About PolyOne
PolyOne Corporation, with 2009 revenues of $2.1 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.
To access PolyOne’s news library online, please visit www.polyone.com/news
Investor Relations Contact:
Joseph P. Kelley
Vice President Planning & Investor Relations
PolyOne Corporation
+1 440-930-3502
joseph.kelley@polyone.com
Media Contact:
Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com
Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.
# # #

Attachment 1
Supplemental Information
Summary of Consolidated Operating Results (Unaudited)
Second Quarter 2010
(In millions, except per share data)

Operating results:	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	Adjusted	2010	Adjusted
		2009		2009
Sales	$692.9	$496.5	$1,323.3	$959.9

Operating income (loss)	61.5	13.9	92.6	2.8

Net income (loss)	45.7	(1.9)	64.1	(19.6)

Basic earnings (loss) per share	$0.49	$(0.02)	$0.69	$(0.21)

Diluted earnings (loss) per share	$0.47	$(0.02)	$0.67	$(0.21)

Total basic and diluted per share impact of special items (1)	$0.07	$(0.03)	$0.05	$(0.15)

Special items (1):	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cost of sales
Employee separation and plant phaseout costs	$(0.3)	$(2.9)	$(0.3)	$(12.7)
Insurance recovery	14.4	—	14.4	—
Environmental remediation costs	(3.2)	(1.4)	(6.3)	(2.9)

Impact on cost of sales	10.9	(4.3)	7.8	(15.6)

Selling and administrative
Employee separation and plant phaseout costs	(0.3)	(0.1)	(0.3)	(0.4)
Legal	(0.1)	(0.2)	(0.3)	(0.2)

Impact on selling and administrative	(0.4)	(0.3)	(0.6)	(0.6)

Adjustment to impairment of goodwill	—	—	—	(5.0)

Impact on operating income (loss)	10.5	(4.6)	7.2	(21.2)

Gain on sale of investment in O’Sullivan	—	—	0.4	—

Impact on operating income (loss) and income (loss) before income taxes	10.5	(4.6)	7.6	(21.2)

Income tax (expense) benefit on special items	(4.0)	1.5	(2.9)	7.6

Impact of special items on net income (loss)	$6.5	$(3.1)	$4.7	$(13.6)

Basic and diluted impact per common share	$0.07	$(0.03)	$0.05	$(0.15)

Weighted average shares used to compute earnings per share:
Basic	92.8	92.4	92.7	92.3
Diluted	96.3	92.4	95.6	92.3

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 2
PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	Adjusted	2010	Adjusted
		2009		2009
Sales	$692.9	$496.5	$1,323.3	$959.9

Cost of sales	566.2	415.6	1,093.1	828.2

Gross margin	126.7	80.9	230.2	131.7
Selling and administrative	73.0	77.1	146.9	147.3
Adjustment to impairment of goodwill	—	—	—	5.0
Income from equity affiliates	7.8	10.1	9.3	23.4

Operating income	61.5	13.9	92.6	2.8
Interest expense, net	(7.7)	(8.8)	(15.7)	(17.6)
Other expense, net	(1.2)	(0.7)	(1.9)	(7.3)

Income (loss) before income taxes	52.6	4.4	75.0	(22.1)
Income tax (expense) benefit	(6.9)	(6.3)	(10.9)	2.5

Net income (loss)	$45.7	$(1.9)	$64.1	$(19.6)

Earnings (loss) per common share:
Basic earnings (loss)	$0.49	$(0.02)	$0.69	$(0.21)
Diluted earnings (loss)	$0.47	$(0.02)	$0.67	$(0.21)

Weighted-average shares used to compute earnings per share:
Basic	92.8	92.4	92.7	92.3
Diluted	96.3	92.4	95.6	92.3

Equity affiliates earnings recorded by PolyOne:
SunBelt	$7.1	$9.0	$7.9	$21.8
Other equity affiliates	0.7	1.1	1.4	1.6

Income from equity affiliates	$7.8	$10.1	$9.3	$23.4

Attachment 3
PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)	Adjusted
	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$241.1	$222.7
Accounts receivable, net	360.8	274.4
Inventories	226.9	183.7
Other current assets	28.7	38.0

Total current assets	857.5	718.8
Property, net	363.7	392.4
Investment in equity affiliates and nonconsolidated subsidiary	12.0	5.8
Goodwill	163.7	163.5
Other intangible assets, net	69.5	71.7
Deferred income tax assets	6.9	8.1
Other non-current assets	57.7	55.7

Total assets	$1,531.0	$1,416.0

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$59.8	$19.9
Short-term debt	0.4	0.5
Accounts payable	329.8	238.3
Accrued expenses and other liabilities	111.7	117.0

Total current liabilities	501.7	375.7
Long-term debt	329.6	389.2
Postretirement benefits other than pensions	20.1	21.8
Pension benefits	167.5	173.0
Other non-current liabilities	104.6	98.6
Shareholders’ equity	407.5	357.7

Total liabilities and shareholders’ equity	$1,531.0	$1,416.0

Attachment 4
PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		Adjusted		Adjusted
	2010	2009	2010	2009
Operating Activities
Net income (loss)	$45.7	$(1.9)	$64.1	$(19.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13.8	14.0	27.8	34.0
Deferred income tax benefit	1.9	9.4	1.9	8.8
Provision for doubtful accounts	1.2	0.5	2.4	1.5
Stock compensation expense	1.2	0.8	2.1	1.4
Adjustment to impairment of goodwill	—	—	—	5.0
Asset write-downs and impairment charges, net of gain on sale of assets	—	0.2	0.1	1.4
Companies carried at equity:
Income from equity affiliates	(7.8)	(10.1)	(9.3)	(23.4)
Dividends and distributions received	0.9	12.8	1.5	14.2
Change in assets and liabilities, net of acquisition:
(Increase) decrease in accounts receivable	(28.9)	(25.4)	(100.2)	(9.4)
(Increase) decrease in inventories	(24.7)	16.6	(49.0)	60.8
Increase in accounts payable	25.1	49.0	100.3	74.7
Decrease in sale of accounts receivable	—	—	—	(14.2)
Increase (decrease) in accrued expenses and other	10.0	(1.7)	(0.5)	(0.6)

Net cash provided by operating activities	38.4	64.2	41.2	134.6

Investing Activities
Capital expenditures	(6.6)	(5.5)	(10.9)	(12.2)
Proceeds from sale of equity affiliate and other assets	—	—	7.8	—

Net cash used by investing activities	(6.6)	(5.5)	(3.1)	(12.2)

Financing Activities
Change in short-term debt	(0.2)	(0.1)	—	15.1
Repayment of long-term debt	—	—	(20.0)	—
Proceeds from exercise of stock options	0.9	—	1.6	—

Net cash provided (used) by financing activities	0.7	(0.1)	(18.4)	15.1

Effect of exchange rate changes on cash	(0.9)	1.2	(1.3)	0.5

Increase in cash and cash equivalents	31.6	59.8	18.4	138.0
Cash and cash equivalents at beginning of period	209.5	122.5	222.7	44.3

Cash and cash equivalents at end of period	$241.1	$182.3	$241.1	$182.3

Attachment 5
Business Segment and Platform Operations (Unaudited)
(In millions)
Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		Adjusted		Adjusted
	2010	2009	2010	2009
Sales:
Global Specialty Engineered Materials	$127.5	$96.2	$253.8	$182.8
Global Color, Additives and Inks	137.1	118.1	268.0	221.8

Specialty Platform	264.6	214.3	521.8	404.6
Performance Products and Solutions	218.5	170.3	402.2	329.1
PolyOne Distribution	241.4	135.1	457.3	272.0
Corporate and eliminations	(31.6)	(23.2)	(58.0)	(45.8)

Sales	$692.9	$496.5	$1,323.3	$959.9

Gross margin:
Global Specialty Engineered Materials	$30.4	$21.2	$60.6	$35.5
Global Color, Additives and Inks	32.4	26.1	63.3	46.2

Specialty Platform	62.8	47.3	123.9	81.7
Performance Products and Solutions	30.5	24.8	55.3	38.3
PolyOne Distribution	22.9	13.3	43.4	27.1
Corporate and eliminations	10.5	(4.5)	7.6	(15.4)

Gross margin	$126.7	$80.9	$230.2	$131.7

Selling and administrative:
Global Specialty Engineered Materials	$(18.3)	$(15.5)	$(36.4)	$(31.3)
Global Color, Additives and Inks	(21.5)	(20.4)	(44.2)	(39.6)

Specialty Platform	(39.8)	(35.9)	(80.6)	(70.9)
Performance Products and Solutions	(12.9)	(13.0)	(25.6)	(25.4)
PolyOne Distribution	(11.3)	(9.4)	(23.2)	(18.3)
SunBelt Joint Venture	(1.0)	(1.0)	(2.1)	(2.1)
Corporate and eliminations	(8.0)	(17.8)	(15.4)	(30.6)

Selling and administrative	$(73.0)	$(77.1)	$(146.9)	$(147.3)

Operating income:
Global Specialty Engineered Materials	$12.1	$5.7	$24.2	$4.2
Global Color, Additives and Inks	11.6	6.2	20.5	7.6

Specialty Platform	23.7	11.9	44.7	11.8
Performance Products and Solutions	17.6	12.4	29.7	13.5
PolyOne Distribution	11.6	3.9	20.2	8.8
SunBelt Joint Venture	6.1	8.0	5.8	19.7
Corporate and eliminations	2.5	(22.3)	(7.8)	(51.0)

Operating income	$61.5	$13.9	$92.6	$2.8

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 6
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)
Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.

	Three Months Ended		Six Months Ended
Reconciliation to Consolidated Statements of Operations	June 30,		June 30,
		Adjusted		Adjusted
	2010	2009	2010	2009
Sales	$692.9	$496.5	$1,323.3	$959.9

Gross margin before special items	$115.8	$85.2	$222.4	$147.3
Special items in gross margin	10.9	(4.3)	7.8	(15.6)

Gross margin	$126.7	$80.9	$230.2	$131.7

Gross margin before special items as a percent of sales	16.7%	17.2%	16.8%	15.3%

Operating income before special items	$51.0	$18.5	$85.4	$24.0
Special items in operating income	10.5	(4.6)	7.2	(21.2)

Operating income	$61.5	$13.9	$92.6	$2.8

Senior management uses comparisons of net income (loss) and basic and diluted earnings (loss) per share (EPS) before special items, non-recurring items and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Adjusted Three Months
Reconciliation to Consolidated Statements of Operations	June 30, 2010		Ended June 30, 2009
	$	EPS	$	EPS
Net income (loss)	$45.7	$0.47	$(1.9)	$(0.02)
Special items, after-tax (attachment 1)	(6.5)	(0.07)	3.1	0.03
Tax (a)	(12.2)	(0.13)	7.3	0.08
Non-recurring items, after tax	(2.5)	(0.02)	—	—

	$24.5	$0.25	$8.5	$0.09

	Six Months Ended		Adjusted Six Months
Reconciliation to Consolidated Statements of Operations	June 30, 2010		Ended June 30, 2009
	$	EPS	$	EPS
Net income (loss)	$64.1	$0.67	$(19.6)	$(0.21)
Special items, after-tax (attachment 1)	(4.7)	(0.05)	13.6	0.15
Tax (a)	(14.7)	(0.15)	5.7	0.06
Non-recurring items, after tax	(4.5)	(0.05)	—	—

	$40.2	$0.42	$(0.3)	$—

(a)	Net tax (benefit) loss from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets
Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Six Months Ended
Reconciliation to Consolidated Statements of Cash Flows	June 30,		June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$38.4	$64.2	$41.2	$134.6
Net cash used by investing activities	(6.6)	(5.5)	(3.1)	(12.2)
Decrease in sale of accounts receivable	—	—	—	14.2

Free cash flow	$31.8	$58.7	$38.1	$136.6

Attachment 6
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

	Operating Income Mix
Reconciliation to Consolidated Statements of Operations	2005Y	2007Y	2009Y	2010 1H
Global Specialty Engineered Materials	$0.4	$4.9	$20.6	$24.2
Global Color, Additives and Inks	4.3	25.7	25.2	20.5

Specialty Platform	$4.7	$30.6	$45.8	$44.7

Performance Products and Solutions	75.7	65.8	33.1	29.7
PolyOne Distribution operating income	19.5	22.1	24.8	20.2
SunBelt Joint Venture	91.9	34.8	25.5	5.8
Corporate and eliminations	(40.8)	(109.5)	(49.1)	(7.8)

Operating income	151.0	43.8	80.1	92.6

Operating income excluding Corporate charges	$191.8	$153.3	$129.2	$100.4

Specialty platform operating income mix	2%	20%	35%	45%